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                        [SCHULER, MESSERSMITH & MCNEILL LETTERHEAD]

                                    January 21, 1997

SBS Technologies, Inc.
2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, NM 87110

Ladies and Gentlemen:

     We have participated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed January 21, 1997, with the Securities and Exchange Commission by SBS Technologies, Inc. ("Company") for the purpose of registering under the Securities Act of 1933, 449,999 shares ("Shares") of the Company's no par value common stock ("Common Stock"). Of the Shares, 249,999 shares ("Warrant Shares") may be acquired upon the exercise of vested warrants ("Warrants") for Common Stock received in connection with the acquisition by the Company of GreenSpring Computers, Inc. on April 28, 1995, and 200,000 shares ("LDG Shares") were issued to the two shareholders of Logical Design Group, Inc. ("LDG") in connection with the Company's acquisition of LDG in August 1996.

     For purposes of this opinion, we have examined such records, certificates and documents, and such questions of law, as we have deemed necessary as a basis for the opinions hereafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to those opinions, we have relied upon statements and written information of representatives of the Company and of others.

     Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that:

     1. The Warrant Shares to be offered have been duly reserved for issuance, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

     2. The LDG Shares to be offered have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving that consent, we do not admit that we are in the category of those persons whose consent is required under Section 7 of the Securities Act of 1933.

     The opinions expressed in this letter are solely for your benefit and may not be relied upon by any other person or used in any manner or for any purpose except as specifically provided for in this opinion.


                                       Very truly yours,

                                       /s/ SCHULER, MESSERSMITH & McNEILL

                                       Schuler, Messersmith & McNeill